EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation in the Form S-8 Registration Statement under the Securities Act of 1933 of International Tower Hill Mines Ltd. (the “Company”) dated March 15, 2007, of our report dated July 12, 2006, relating to the Company’s consolidated balance sheets as of May 31, 2006 and 2005 and the related consolidated statements of operations and deficit and cash flows for each of the years ended May 31, 2006, 2005 and 2004.

DATED March 15, 2007

/s/ MacKay LLP

Chartered Accountants

Vancouver British Columbia Canada